SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): October 29, 2013

C. R. BARD, INC.

(Exact Name of Registrant as Specified in Charter)

New Jersey	001-6926	22-1454160
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(IRS Employer Identification No.)

730 Central Avenue Murray Hill, New Jersey	07974
(Address of Principal Executive Office)	(Zip Code)

(908) 277-8000

(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events

C. R. Bard, Inc. (“Bard”) today announced that, in connection with its suit against W. L. Gore & Associates, Inc. (“Gore”) for infringing Bard’s patent number 6,436,135, and in accordance with Bard’s motion to execute on the judgment regarding the final and non-appealable issues, which the U.S. District Court for the District of Arizona (“District Court”) granted on October 17, 2013, Bard and Gore jointly submitted an order to the District Court pursuant to which all funds not related to Gore’s willful infringement shall be paid to Bard on or about November 1, 2013. Gore may appeal the motions decided by the District Court on October 17, 2013. At this time, Bard’s financial guidance for the fourth quarter of 2013 remains unchanged.

This Form 8-K contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, which are based on management’s current expectations, the accuracy of which is necessarily subject to risks and uncertainties. These statements are not historical in nature and use words such as “anticipate”, “estimate”, “expect”, “project”, “intend”, “forecast”, “plan”, “believe”, and other words of similar meaning in connection with any discussion of future operating or financial performance. Many factors may cause actual results to differ materially from anticipated results including product developments, sales efforts, income tax matters, the outcomes of contingencies such as legal proceedings (including with respect to the Gore matters), share repurchases, acquisitions and other economic, business, competitive and regulatory factors. Bard undertakes no obligation to update its forward-looking statements. Please refer to the Cautionary Statement Regarding Forward-Looking Information in our September 30, 2013 Form 10-Q for more detailed information about these and other factors that may cause actual results to differ materially from those expressed or implied.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

C. R. BARD, INC.
(Registrant)

Date: October 30, 2013	/s/ Richard C. Rosenzweig
Richard C. Rosenzweig Vice President and Assistant Secretary